UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 29, 2025
Date of Report (Date of earliest event reported)
Arch Capital Group Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-16209	98-0374481
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House, Ground Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common shares, $0.0011 par value per share	ACGL	NASDAQ	Stock Market
Depositary shares, each representing a 1/1,000th interest in a 5.45% Series F preferred share	ACGLO	NASDAQ	Stock Market
Depositary shares, each representing a 1/1,000th interest in a 4.55% Series G preferred share	ACGLN	NASDAQ	Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01          Entry into a Material Definitive Agreement.
On October 29, 2025, Arch Reinsurance Ltd. (“ArchRe”), a wholly-owned subsidiary of Arch Capital Group Ltd. (“Arch”), entered into Amendment No. 5 to Letter of Credit Facility Agreement (“Amendment No. 5”), as the borrower with Lloyds Bank Corporate Markets plc (“Lloyds”), as Administrative Agent and L/C Agent, which amends the Letter of Credit Facility Agreement, dated as of November 3, 2020, as amended by Amendment No. 1 to Letter of Credit Facility Agreement dated as of October 29, 2021, as further amended by Amendment No. 2 and Joinder to Letter of Credit Facility Agreement dated as of October 27, 2022, as further amended by Amendment No. 3 and Joinder to Letter of Credit Facility Agreement dated as of October 25, 2023, and as further amended by Amendment No. 4 to Letter of Credit Facility Agreement dated as of October 30, 2024 (the “Existing L/C Agreement”).
The Amendment No. 5 establishes certain changes to the Existing L/C Agreement, including but not limited to, (i) a request for an extension of the Letters of Credit for the 2026 underwriting year of account, (ii) a request for an extension of the last day of the Availability Period (as such term is defined in the Existing L/C Agreement) from May 31, 2025 to May 31, 2026 and (iii) to note the change of name of Apollo No. 14 Limited to Portico Corporate Member Ltd. effective November 5, 2024.
The Existing L/C Agreement, as amended by Amendment No. 5 (the “Amended L/C Agreement”), provides for a $700 million facility for letters of credit.
The foregoing is a summary of certain terms of the Amended L/C Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended L/C Agreement attached as an exhibit to Amendment No. 5, a copy of which is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference.
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report is incorporated herein by reference.

ITEM 9.01    Financial Statements and Exhibits.

(d):     The following exhibits are being filed herewith.

EXHIBIT NO.	DESCRIPTION
10.1 (1)
Amendment No. 5 to Letter of Credit Facility Agreement dated as of October 29, 2025 by and between Arch Reinsurance Ltd., as the borrower and Lloyds Bank Corporate Markets plc as Administrative Agent and L/C Agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

(1) Portions of this exhibit have been omitted pursuant to Item 601(b)(10) of Regulation S-K. Additionally, certain schedules have been omitted pursuant to Item 601(b)(10) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH CAPITAL GROUP LTD.

Date: November 3, 2025	By:	/s/ François Morin
		Name:	François Morin
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

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